99.2 - Financial Exhibits

USD $95.2M  Assets Valuation as of Dec 31, 2024

SUMMARY

Mineral Resource Potential (based on documented Geological exploration)

1.PONCHOS 45,000 Oz Gold (1.3 gr/ton avg)

a.Located Inside the Caborca Orogenic Gold Belt (COGB)  as documented by USGS

b.Sampling and drilling report by Nuevo Katanga

c.Gold Mines in Operation near Ponchos with their reported production

i.La Colorada, Argonaut Gold LLC (ARNGF) – 3 Million Oz

ii.La Perla, IMR Bonanza – 1 Million Oz iii. San Antonio, Osisko Mining, 500k

2.MUNDO 83,100 Oz Gold  (2.2 gr/ton avg)

a.Located Inside the Caborca Orogenic Gold Belt (COGB)  as documented by USGS

b.The first sampling campaign by Grupo Frisco resulted in gold values of

4.75 to 17.75 gr/ton

c.The second sampling campaign by Grupo Fresnillo resulted in gold values of 2.5 to 8.7 gr/ton Au

d.NI43-101 (partial) technical report confirms Gold values

e.Gold Mines in Operation near El Mundo with their reported production

i.La Herradura, Fresnillo PLC (LSE: FRES.L) 10 Million Oz

ii.Noche Buena, Fresnillo PLC (LSE: FRES.L) 1.1 Million Oz

iii.Tajitos, Fresnillo PLC (LSE: FRES.L) 1 Million Oz

iv.Soledad y Dipolos, Fresnillo PLC (LSE: FRES.L) 450k Oz

v.Santa Elena, Mexus Gold US (OTCBB: MXSG) 320k Oz of Au vi. La Choya, Hecla Mining (NYSE:HL) 310k Oz of Au

USD $95.2M  Assets Valuation as of Dec 31, 2024

SUMMARY

3.MAMI 1,093,400 Tons of Graphite (65 to 95 percent Carbon)

a.Located inside the most significant graphite deposits in the Western

Hemisphere as documented by USGS

b.4  parallel Ore Bodies with 750 meters long by 3 meters wide and 120 meters deep.

c.Mine has produced and sold Graphite for several years from one Ore body that has 3 operating shafts (see pictures and videos of Shafts)

d.Mineralogical study by UNAM confirms Mami mine has both amorphous and Crystalline Graphite that can be used in multiple Industrial products

e.Average Graphite market price

i.US $2,000 per ton - Natural Graphite CIF USA

ii.US $3,000 per ton - Uncoated natural spherical graphite

iii.US $7,000 per ton - Coated natural spherical graphite

iv.US $12,000 per ton - High-end Products

v.US $20,000 per ton - 99.99 percent graphite

f.Graphite's criticality and potential scarcity has been recognized by both the United States and the European Union, which have each declared graphite a supply critical mineral.

g.Graphene can be obtained applying beneficiation methods

Mineral Resource Valuation

1.PONCHOS at 2% of its potential resource $ 2,363,490.00

2.MUNDO at 5% of its potential resource $ 10,911,445.50

3.MAMI at 10% of its potential resource $ 82,005,000.00

4.Total Assets Valuation USD $ 95,278,935.50

LUCENT STRATEGIC MATERIALS MEXICO

(LSMM)

Hermosillo, Sonora

BALANCE GENERAL AL 31 DE DICIEMBRE DE 2024 (CIFRAS EN DOLARES AMERICANOS)

A C T I V OP A S I V O

C I R C U L A N T ECORTO PLAZO

EFECTIVO0.00DOCUMENTOS POR PAGAR0.00

INVENTARIOS95,279,935.50SUMA EL PASIVO A CORTO PLAZO TOTAL ACTIVO CIRCULANTE95,279,935.50

0.00

SUMA EL PASIVO0.00

F I J OCAPITAL CONTABLE

TERRENOS Y EDIFICIOS0.00CAPITAL SOCIAL0.00 MAQUINARIA Y EQUIPO0.00APORTACIONES DE SOCIOS95,279,935.50 HERRAMIENTA MENOR0.00RESULTADO DE EJERCICIOS ANTERIORES 0.00

TOTAL ACTIVO FIJO RESULTADO DEL PERIODO0.00

0.00

SUMA EL CAPITAL CONTABLE95,279,935.50

SUMA EL ACTIVO95,279,935.50SUMA PASIVO MAS CAPITAL95,279,935.50

BAJO PROTESTA DE DECIR VERDAD, MANIFIESTO QUE LAS CIFRAS CONTENIDAS EN ESTE ESTADO FINANCIERO SON VERACES Y CONTIENEN

TODA LA INFORMACION REFERENTE A LA SITUACION FINANCIERA Y/O LOS RESULTADOS DE LA EMPRESA Y AFIRMO  QUE SOY  LEGALMENTE

RESPONSABLE DE LA AUTENTICIDAD Y VERACIDAD DE LAS MISMAS, ASUMIENDO ASIMISMO,   TODO  TIPO DE  RESPONSABILIDAD DERIVADA DE CUALQUIER DECLARACION EN FALSO SOBRE LA MISMA.

ING. ALBERTO ARCE GUIDO

REPRESENTANTE LEGAL

C.P. JESUS MARTIN DURAZO RAMIREZ

CED. PROFESIONAL 1493923

CONTADOR

LUCENT STRATEGIC MATERIALS MEXICO

(LSMM)

Hermosillo, Sonora

RELACIONES ANALITICAS DEL ACTIVO

AL 31 DE DICIEMBRE DE 2024

1	PROYECTO "EL MUNDO" Concesion EL MUNDO, numero 189618, 9,000 Has. Municipo Altar, Sonora Concesion AMALIA, número 224137, 91 Has, Municipos de Caborca y Altar, Sonora	10,911,445.50
2	PROYECTO "LA MAMI" MAMI, EXP. 82/29598, SUP. 80 HAS., Título 225959, Municipio de Guaymas, Son. MAMI1, EXP. 82/3604, SUP. 60 HAS. MAMI2, EXP. 82/36045, SUP. 30 HAS, Título 238414, Municipio de Guaymas, Son.	82,005,000.00
3	PROYECTO "LOS PONCHOS" LOS PONCHOS 1, Titulo T236494 LOS PONCHOS 1, Titulo T244341 Concesion número 236494, 45 Has. Municipio de Hermosillo, Sonora	2,363,490.00

(CIFRAS EN DOLARES AMERICANOS) INVENTARIO

95,279,935.50

Mining Project	Ore	43-101 PARTIAL	Potential resource	unit	Price 11/11/24	2%	5%	10%	25%

El Mundo	Gold Gold Graphite	36,500	83,100 45,000 1,093,400	Oz Oz Ton	$ 2,626.10 $ 2,626.10 $ 750.00	$ 4,364,578.20	$ 10,911,445.50	$ 21,822,891.00 $ 11,817,450.00	$ 54,557,227.50 $ 29,543,625.00 $ 205,012,500.00
Los Ponchos						$ 2,363,490.00	$ 5,908,725.00 $ 41,002,500.00
La mami						$ 16,401,000.00		$ 82,005,000.00

TOTALS$   23,129,068.20$      57,822,670.50$   115,645,341.00$        289,113,352.50

43-101 Partial assesment report

$ 4,792,632.50

El Mundo Gold   36,50043-101$   2,626.10$      1,917,053.00$         9,585,265.00$          23,963,162.50

Combined Valuation according to exploration stage

$ 2,363,490.00	$ 10,911,445.50	$ 82,005,000.00	$ 95,279,935.50

Exploration stages	Percent of Mine Value	Geological Exploration Stages
Grass root	1-2% 2-5% 6-10% 11-25%

Reduced ares to found intersting targets, mapping 1:50,000, geophysic and geochimistry (wide spaced) Smaller areas with targets, geophysics and geochemistry (grids ), trenching, mapping 1:25,000 1:10,000 and specific drilling

Over very small areas with a defined target, drilling systematic, other kind of studies geosciences, detail mapping 1:1,00 1;2000.  Reserves ore

Ore body deteiled, with systematic drilling each 50 m.Reserve ore

Greenfield

Brownfield
Infill